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                                                                  EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


        We consent to the incorporation by reference in this registration statement on Form S-3 of our report dated February 17, 1998, on our audits of the consolidated financial statements of Forcenergy Inc as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, which report is included in the annual report on Form 10-K for the year ended December 31, 1997 filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.



/s/ COOPERS & LYBRAND L.L.P.

Coopers & Lybrand L.L.P.
Miami, Florida

March 25, 1998